UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 14, 2007

TURBOCHEF TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-23478	48-1100390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Six Concourse Parkway, Suite 1900, Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(678) 987-1700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On May 14, 2007 the Company received an additional Nasdaq Staff Determination letter stating that the Company is not in compliance with its periodic reports filing requirements for continued listing set forth in NASDAQ Marketplace Rule 4310(c)(14), and its common stock is subject to delisting from The Nasdaq Global Market, on an additional basis because of the Company’s failure to timely file its Quarterly Report on Form 10-Q for fiscal quarter ended March 31, 2007.

The Company will have a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”) on May 17, 2007 to review the Staff Determination set forth in its letter of March 28, 2007, regarding the Company’s inability to file its Annual Report on Form 10-K for the year ended December 31, 2006, as well as this most recent additional determination. There can be no assurance that the Panel will grant the Company’s request for continued listing, but until the Panel’s decision, the Company’s shares will remain listed for trading on The Nasdaq Global Market.

The Company filed on May 14, 2007 a notice on Form 12b-25 relating to the Company’s failure to file its Quarterly Report on Form 10-Q for the first quarter of 2007. The information in that filing is incorporated herein by reference. The Company issued a press release on May 15, 2007 disclosing its receipt of the letter from Nasdaq. That press release is filed as an exhibit hereto.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release of TurboChef Technologies, Inc. dated May 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURBOCHEF TECHNOLOGIES, INC. (Registrant) By: /s/ James A. Cochran James A. Cochran Senior Vice President and Chief Financial Officer

Date: May 15, 2007